S. W. HATFIELD, CPA
certified public accountants

Member:    Texas Society of Certified Public Accountants
           Press Club of Dallas

                                 April 17, 2002



U. S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Gentlemen:

On April 15, 2002, this Firm received a draft copy of a Form 10-SB to be filed by Real-Estateforlease.com, Inc. (formerly NEV Acquisition Corp.) (Company) reporting a Part III - Item 3 - Changes in and Disagreements with Accountants on Accounting Disclosure.

We have no disagreements  with the statements made in the Form 10-SB,  Part III,
Item 3 disclosures.

Yours truly,

 /s/ S. W. Hatfield, CPA
------------------------
S. W. Hatfield, CPA



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